PHILLIPS

<u>**CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**</u>

INVOICE

Masterworks Gallery, LLC as agent for Masterworks
Cayman SPC
225 Liberty Street, 29th Floor
New York, NY 10281
United States

Account No: [***]
Invoice No: [***]
Paddle No: 1070
Tax Resale No: [***]

Sale Title	Sale Date	Sale Number	Auctioneer
Modern & Contemporary Art Evening Sale	15-May-2024	[***]	Henry Highley (2008889)

Lot No	Description	Hammer	Buyer's Premium	Total Amount
15	**George Condo** Focusing on Space	1,000,000.00	270,000.00	$1,270,000.00

Ship To:
Masterworks Gallery, LLC as agent for
Masterworks Cayman SPC
c/o UOVO DE
101 Lake Drive
Newark, DE 19702
United States

Total Amount Payable	**$1,270,000.00**
Sales Tax	**$0.00**
Financing Fee	**-$120,000.00**
Total Amount Due	**$1,150,000.00**

PLEASE NOTE THAT THE PAYMENT IS DUE IMMEDIATELY AND MUST BE MADE BY THE INVOICED PARTY
Bank Transfer Details: [***], for the account of [***], Account No. [***], SWIFT: [***], ABA Routing Number [***]

The purchase of the lots listed above is subject to the Conditions of Sale set out in the auction catalogue for the above referenced sale.

For information on the Buyer's Premium, please see the Buyer's Guide found on the Phillips website www.phillips.com

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